Exhibit 8

JOINDER TO COOPERATION AGREEMENT

THIS JOINDER (this “Joinder”) to the Cooperation Agreement, dated as of March 17, 2023 (the “Agreement”), by and among Viking Global Equities Master Fund, Ltd., Viking Global Equities II LP, Farallon Capital Europe LLP, for and on behalf of funds, accounts and/or entities managed or advised by it, Inherent ESG Opportunity Master, LP, Inherent Credit Opportunities Master, LP, and Inherent Private Opportunities 2021, LP (each, an “Original Party” and collectively, the “Original Parties”), is made and entered into as of April 25, 2023, between the Original Parties and each of D1 Capital Partners Master LP, MIC Capital Management UK LLP, for and on behalf of funds, accounts and/or entities managed or advised by it, MIC Capital Management 38 RSC Ltd and 94th Investment Company LLC (each, a “New Party” and, collectively, the “New Parties”).  Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement.

WHEREAS, each New Party seeks to become a Party to the Agreement; and

WHEREAS, Section 3 of the Agreement provides that any Person that is not an Original Party to the Agreement shall become a Party to the Agreement effective on the date such person executes a joinder to the Agreement in a form that is acceptable to the then existing Parties, subject to the written consent of the Parties.

NOW, THEREFORE, in consideration of the foregoing recitals, the terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

(A)          Agreement to be Bound.  Each of the New Parties hereby agrees that, upon execution of this Joinder, it shall become a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement and shall be deemed a Party to the Agreement for all purposes thereof.

(B)          Consent to New Parties.  Each of the Original Parties hereby consents to each of the New Parties becoming a Party to the Agreement upon execution of this Joinder.

(C)          Counterparts.  This Joinder may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

(D)          Governing Law.  This Joinder shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any conflicts of law provision which would require the application of the law of any other jurisdiction.

(E)          Descriptive Headings.  The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

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IN WITNESS WHEREOF, the parties hereto have entered into and executed this Joinder to the Cooperation Agreement as of the date first above written.

Original Party

VIKING GLOBAL EQUITIES MASTER LTD.,
By: Viking Global Performance LLC, its investment manager

By:	/s/ Scott M. Hendler
Name: Scott M. Hendler
Title: Authorized Signatory

VIKING GLOBAL EQUITIES II LP,
By: Viking Global Performance LLC, its general partner

By:	/s/ Scott M. Hendler
Name: Scott M. Hendler
Title: Authorized Signatory

Contact Information for all Parties above:

c/o Viking Global Investors LP
55 Railroad Avenue
Greenwich, CT 06830
Attention: General Counsel

with a mandatory copy to:

legalnotices@vikingglobal.com

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IN WITNESS WHEREOF, the parties hereto have entered into and executed this Joinder to the Cooperation Agreement as of the date first above written.

Original Party

FARALLON CAPITAL EUROPE LLP, for and on behalf of funds, accounts and/or entities managed or advised by it

By:	/s/ Gregory Lassman
Name: Gregory Lassman

Contact Information for all Parties above:

11th Floor Orion House
5 Upper St Martin’s Lane
London WC2H 9EA
United Kingdom

IN WITNESS WHEREOF, the parties hereto have entered into and executed this Joinder to the Cooperation Agreement as of the date first above written.

Original Party

INHERENT ESG OPPORTUNITY MASTER, LP
By: Inherent Group, LP, its investment manager
By: Inherent Group GP, LLC, its general partner

By:	/s/ Michael Ellis
Name: Michael Ellis
Title: Managing Director

INHERENT CREDIT OPPORTUNITIES MASTER, LP
By: Inherent Group, LP, its investment manager
By: Inherent Group GP, LLC, its general partner

By:	/s/ Michael Ellis
Name: Michael Ellis
Title: Managing Director

INHERENT PRIVATE OPPORTUNITIES 2021, LP
By: Inherent Group, LP, its investment manager
By: Inherent Group GP, LLC, its general partner

By:	/s/ Michael Ellis
Name: Michael Ellis
Title: Managing Director

Contact Information for all Parties above:

530 Fifth Ave., #702
New York, NY 10036

IN WITNESS WHEREOF, the parties hereto have entered into and executed this Joinder to the Cooperation Agreement as of the date first above written.

New Party

D1 CAPITAL PARTNERS MASTER LP
By: D1 Capital Partners GP Sub LLC, its general partner

By:	/s/ Amanda Hector
Name: Amanda Hector
Title: General Counsel / CCO

Contact Information:

c/o D1 Capital Partners L.P.
9 W 57th St., 36th Floor
New York, NY 10019
Attention: General Counsel

with a mandatory copy to:

legalnotices@d1capital.com

IN WITNESS WHEREOF, the parties hereto have entered into and executed this Joinder to the Cooperation Agreement as of the date first above written.

New Party

MIC Capital Management UK LLP, for and on behalf of funds, accounts and/or entities managed or advised by it

By:	/s/ Rodney Cannon
Name: Rodney Cannon
Title: Authorised Signatory

New Party

MIC Capital Management 38 RSC Ltd

By:	/s/ Matthew Ryan
Name: Matthew Ryan
Title: Authorised Signatory

New Party

94th Investment Company LLC

By:	/s/ Emma Al Jahouri
Name: Emma Al Jahouri
Title: Authorised Signatory